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                                                              EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT





The Board of Directors
Durametallic Corporation



We consent to the incorporation by reference in the Form 8-K of The Duriron Company, Inc., of our report dated February 17, 1995, relating to the consolidated balance sheets of Durametallic Corporation as of December 31, 1994 and 1993 and the related consolidated statements of Income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the Registration Statement on Form S-4 (No. 33-62527) of The Duriron Company, Inc. Our report covering the December 31, 1993 financial statements refers to a change in the method of accounting for income taxes, to a change in the method of accounting for post-retirement benefits other than pensions, and to a change in the method of accounting for post-employment benefits.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-16406), Form S-3 (No. 33-33820), Form S-8 (No. 2-66089),
Form S-8 (33-28497), and Form S-8 (No. 33-72372) of The Duriron Company, Inc., of our report referred to in the first paragraph above, dated February 17, 1995, which report appears in the Registration Statement on Form S-4 (No. 33-62527) of The Duriron Company, Inc. and is incorporated by reference into the Form 8-K of The Duriron Company, Inc., dated November 30, 1995.


KPMG Peat Marwick LLP






Detroit, Michigan
December 14, 1995
























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